STATE  OF NORTH CAROLINA
COUNTY OF DURHAM

                                      CHANGE OF CONTROL AGREEMENT

           THIS CHANGE OF CONTROL AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of July 17, 1995, by and between CENTRAL CAROLINA BANK AND TRUST COMPANY, Durham, North Carolina ("CCB") and Richard L. Furr ("Officer").
           WHEREAS, Officer is employed by CCB as its Executive Vice President in charge of the Banking Group as set forth on the organizational chart of CCB dated May 1, 1993; and
           WHEREAS, the services of Officer, Officer's experience and knowledge of the affairs of CCB and reputation and contacts in the industry are extremely valuable to CCB; and
            WHEREAS, CCB wishes to attract and retain such well-qualified executives and it is in the best interests of CCB and of Officer to secure the continued services of Officer notwithstanding any change of control of CCB or of CCB's parent bank holding company, CCB Financial Corporation ("Parent"); and
            WHEREAS, CCB considers the establishment and maintenance of a sound and vital management team to be part of its overall corporate strategy and to be essential to protecting and enhancing the best interests of CCB and its shareholders; and
            WHEREAS, the parties desire to enter into this Agreement to provide Officer with security in the event of a change of control of CCB or Parent and to insure the continued loyalty of Officer during any such change of control in order to maximize shareholder value as well as the continued safe and sound operation of CCB.
           WHEREAS, both Officer and CCB acknowledge and agree that this agreement is not an employment agreement but is limited to circumstances giving rise to a change of control of CCB or Parent as set forth herein.
           NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants, and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby do agree as follows:
          1. Term. The initial term of this Agreement shall be for the period commencing upon the effective date of this Agreement and ending two (2) calendar years from the effective date of this Agreement. At the end of the first twelve months from the effective date of this Agreement, the term shall be extended for an additional twelve month period of time unless prior to the expiration of the first twelve months of the term of this Agreement, CCB, through action of its Board of Directors, shall have given Officer written notice that such twelve month extension shall not occur. Similarly, at the end of each twelve month period of time thereafter, the term of this Agreement shall be extended an additional twelve month period unless such written notice shall have been given to the Officer.

          2.   Payment in Certain Events.
                (a)   If  at the effective time of, or  any  time
within twenty-four (24) months following, a "Change in Control" (as defined below):
                     (i)   CCB  terminates  Officer's  employment
other than for "Cause" (as defined in Section 4 below), or,
                    (ii) a "Termination Event" (as defined below)
occurs and, thereafter, Officer voluntarily terminates his own employment with CCB in the manner described below, then (subject to the limitations set forth herein) Officer shall be entitled to receive from CCB, and CCB shall be obligated to pay or cause to be paid to Officer (i) an amount equal to 299% of the salary and short term bonus paid by CCB to Officer during the immediately preceding 12 months, and, (ii) to cause the immediate vesting of all employee benefits that have been credited to Officer by virtue of his participation in any non-qualified plan and which benefits had not, as of such date, become 100% vested. All such benefits under all such employment benefit plans shall be paid to Officer in accordance with the terms of such plans without regard to any provision of any such plans concerning length of time for vesting of benefits for Officer.
                 (b)      For  purposes  of  this  Agreement,   a
"Termination Event" shall be deemed to have occurred if CCB's obligations under this Agreement are not assumed (by agreement, operation of law or otherwise) by a Successor (as defined hereinafter) in connection with the transaction or event in which
such  Person  (as  defined  hereinafter)  or  entity  becomes   a
Successor to CCB, or if at the effective time of or within twenty-four (24) months following a Change in Control:
                     (i)   Officer's executive position,  duties,
responsibilities or reporting responsibilities with CCB in effect at the time of the Change of Control are, as the case may be, either eliminated, diminished, lessened or diluted, unless the Officer expressly agrees, in writing, to any such change;
                     (ii)  Officer's annual base salary  rate  is
reduced below the amount in effect as of the effective date of a Change of Control or as the same shall have been increased from time to time following such effective date;
                     (iii)      Officer's life insurance, medical
or hospitalization insurance, disability insurance, grants or rights under any stock option plans, stock purchase plans,
deferred   compensation   plans,  management   retention   plans,
retirement plans, or similar plans or benefits being provided by CCB or Parent to the Officer as of the effective date of the Change of Control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of CCB and/or Parent who participated in such benefits prior to such Change of Control; or
                    (iv) Officer is transferred to a job location
which is  more than 50 miles (by most direct highway route)  from
his   principal work location at the effective date of the Change in Control, without the Officer's express written consent.
      A Termination Event shall be deemed to have occurred on the date such action or event is implemented or takes effect.
However,  notwithstanding  anything  contained  herein   to   the
contrary,  no  such  action  or  event  shall  be  considered   a
"Termination Event" if, prior to the occurrence of such event, Officer and CCB agree in writing that the same shall not be treated as a Termination Event for purposes of this Agreement.
                (c)   For  the  purposes of  this  Agreement,   a
"Change in Control" shall be deemed to have occurred if:
                      (i)   After  the  effective  date  of  this
Agreement, any Person (as defined in Section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing twenty-five percent (25%) or more of any class of voting securities of CCB or Parent, or acquires control of in any manner the election of a majority of the directors of CCB or Parent;
                     (ii)  CCB  or Parent consolidates or  merges
with or into another corporation, association, or entity, or is otherwise reorganized, where CCB or Parent is not the surviving corporation in such transaction; or
                     (iii)      All or substantially all  of  the
assets of CCB or Parent are sold or otherwise transferred to or are acquired by any other corporation, association, or other Person, entity, or group.
                Notwithstanding  the  other  provisions  of  this
Paragraph 2, for purposes of this Agreement the term "Change of Control" shall not include a transaction approved by CCB's or Parent's board of directors which results in CCB or Parent
merging  with,  transferring  its  assets  to  or  becoming   the
subsidiary of a corporation newly formed at the direction of CCB's or Parent's Boards of Directors for the purpose of such transaction or serving as a bank holding company for CCB or
Parent,   and  in  connection  with  which  transaction  Parent's
shareholders (other than those who exercise statutory rights of dissent and appraisal) become the holders of substantially all of the voting stock of such corporation. Further, notwithstanding the other provisions of this Section 2, a transaction or event shall not be considered a Change in Control if, prior to the consummation or occurrence of such transaction or event, Officer and CCB agree in writing that the same shall not be treated as a Change of Control for purposes of this Agreement.
                 (d)    For  purposes  of  this  Agreement,   all
references to "CCB" or "Parent" shall include any "Successor" (as defined below) to CCB or Parent which shall have assumed and
become   liable  for  CCB's  or  Parent's  obligations  hereunder
(whether  such assumption is by agreement, operation  of  law  or
otherwise).    "Successor"  refers  to  any  Person   or   entity
(corporate or otherwise) into or with which CCB or Parent (or any such Successor) shall be merged or consolidated or to which all
or   substantially  all  of  CCB's  or  Parent's  (or  any   such
Successor's) assets shall be transferred in any manner.
                (e)  If Officer's employment is terminated by CCB
without Cause prior to the effective time of a Change in Control but following the date on which the board of directors of CCB or Parent takes action to approve an agreement (including any definitive agreement or an agreement in principle) relating to a Change in Control, then, for purposes of this Agreement, such termination of employment shall be deemed to have occurred at the effective time of the Change in Control.
                 (f)   Cash  amounts  payable  pursuant  to  this
Paragraph 2 shall be paid in one lump sum payment which shall be due and payable by CCB within 45 days following the "Termination Date" (as defined below). For purposes of this Agreement, the "Termination Date" will be the effective date of any termination of Officer's employment which gives rise to CCB's payment obligation under this Paragraph 2 (whether such termination is effected by CCB without Cause or voluntarily by Officer following the occurrence of a Termination Event).
               (g)    In order to become entitled to any payments
under  this  Paragraph 2 on account of a Termination Event  which gives rise to his right to terminate, Officer must effectively terminate his employment with CCB within twenty-four (24) months following the date of occurrence of such Termination Event. For purposes of this Agreement, the Termination Date relating to Officer's voluntary termination of his employment following such a Termination Event shall be the date of delivery by Officer to CCB (or to any Successor) of a written notice of termination which describes the Change in Control and Termination Event which
have  occurred.     If  the Officer does not   so  terminate  his
employment with CCB within such twenty-four (24) month period, the Officer shall thereafter have no further rights hereunder with respect to that Termination Event, but shall retain rights, if any, hereunder with respect to any other Termination Event occurring within twenty-four (24) months following the Change in Control and as to which such period has not expired.
                (h)  If all or any portion of the payments to  be
made to or for the benefit of the Officer under this Agreement are determined (as is provided in this subparagraph (h)) to constitute an "excess parachute payment" (i) within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) for purposes of the excise tax imposed by
Section 4999 of the Code, the amounts payable under this Agreement shall be increased to the extent necessary to place the Officer in the same after-tax position as he would have been in had no part of any payment payable to the Officer under this Agreement constituted an "excess parachute payment" as defined above (such increased amount shall be referred to in this subparagraph (h) as the "Additional Payment"). The determination of the amount of any "excess parachute payment" (as defined
above)   and   any  Additional  Payment  required  in  connection
therewith shall be made at any time after payment of any amount payable hereunder to the Officer by such certified public accountant as may be employed by the Officer to make such determination. Upon receipt of notice of such determination from the Officer, CCB shall pay the Additional Payment to the Officer within five (5) calendar days of such notice, and the Additional Amount shall consist of (i) an amount equal to any applicable excise tax under Section 4999 of the Code, plus (ii) an amount necessary to reimburse the Officer for any income, excise, or other tax payable by the Officer with respect to the amounts specified in (i) above, and the reimbursement provided by this clause (ii).
                In  addition,  if  it is determined,  by  way  of
Internal Revenue Service ("IRS") regulations, rulings, audit and assessment against the Officer (or in settlement therefor), through final judgment of a court of competent jurisdiction, or otherwise that any or all of the payments paid or payable to the Officer pursuant to this Agreement (including without limitation, any Additional Payment) constitute an "excess parachute payment" (as defined above), the amounts payable under this Agreement shall be increased to the extent necessary to place the Officer in the same after-tax position as he would have been in had no such tax assessment been imposed on any such payment paid or payable to the Officer under this Agreement. The Officer shall notify CCB of any such determination, and CCB shall make any increased payments to the Officer within five (5) calendar days after receipt of such notice (or pursuant to the schedule for payment if the original payment under this Agreement to which the increased amount relates has not yet been paid). In the event of such a determination, CCB shall pay the Officer an amount equal to the sum of: (i) any applicable excise tax under Section 4999 of the Code, plus (ii) any applicable interest, fines, and penalties resulting from such underpayment, plus (iii) an amount necessary to reimburse the Officer for any income, excise, or other tax assessment payable by the Officer with respect to the amounts specified in (i) and (ii) above, and the reimbursement provided by this clause (iii).
                Further, and in the event any amount is  required
to be paid to the Officer pursuant to this subparagraph (h), in addition to such payment, CCB shall indemnify and hold harmless
the      Officer      (including,     if     applicable,      his
successors-in-interest) from and against any and all liabilities, losses, costs, damages, or expenses of any kind, including accountants' and attorneys' fees, arising out of, incurred in connection with, or in any way related to (i) any determination (by the Officer, the IRS, or otherwise) that all or any part of any payment to be made to or for the benefit of the Officer under this Agreement constitutes an "excess parachute payment" (as defined above), and (ii) the failure of CCB to perform any of its obligations to the Officer under this subparagraph (h).
                (i)  In the event any dispute shall arise between
the Officer and CCB as to the terms or interpretation of this Agreement, including this Paragraph 2, whether instituted by formal legal proceedings or otherwise, including any action taken by the Officer to enforce the terms of this Paragraph 2 or in defending against any action taken by CCB, CCB shall reimburse the Officer for all costs and expenses, proceedings or actions, in the event the Officer prevails in any such action.
           3.   Exclusions.   Notwithstanding anything  contained
herein to the contrary, it is expressly understood and agreed  by
Officer that:
                (a)    Officer  shall  not  be  entitled  to  any
payments under this Agreement in the event (i) CCB terminates Officer's employment for Cause, or (ii) Officer voluntarily terminates his employment with CCB other than as provided in Paragraph 2(g) above, or (iii) Officers's employment with CCB terminates or is terminated due to his death, "Retirement" (as defined below) or "Disability" (as defined below); and,
                (b)   Officer's employment with CCB is on an  "at
will" basis and this Agreement does not constitute an employment contract or an agreement by CCB to employ Officer for any particular period of time or in any particular capacity. Nothing in this Agreement is intended or should be interpreted to confer upon Officer the right to continue in the employ of CCB or to interfere with or restrict in any way the right of CCB to discharge Officer or terminate his employment at any time or for any reason whatsoever, with or without Cause, and without any obligation or liability to Officer except as herein provided, it being the intent of the parties hereto only to provide for payment of the severance benefits specified herein in the event of the termination of Officer's employment with CCB under the circumstances set forth herein.
          4.   Other Definitions.
                (a)   For  purposes of this Agreement, CCB  shall
have "Cause" to terminate Officer's employment as a result of:
                           (i)    Officer's   continued   failure
(following reasonable notice of such failure and an opportunity to correct performance deficiencies) to perform or discharge the
duties   of   his  employment  in  a  reasonably  competent   and
satisfactory manner, or a determination by CCB, in good faith, that Officer is engaging or has engaged in willful misconduct or conduct which is detrimental to the business prospects of CCB or which has had or likely will have a material adverse effect on CCB's business or reputation;
                          (ii)  The violation by Officer  of  any
applicable  federal  or  state  law,  or  any  applicable   rule,
regulation, order or statement of policy promulgated by any governmental agency or authority having jurisdiction over CCB or Parent or any of their affiliates or subsidiaries (any of the
foregoing   being  hereinafter  referred  to  as  a   "Regulatory
Authority",  which will include, without limitation, the  Federal
Deposit   Insurance  Corporation,  the  North  Carolina   Banking
Commissioner, the North Carolina Banking Commission, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of Richmond, the Securities and Exchange Commission or any other banking or securities regulator), which results from Officer's gross negligence, willful misconduct or intentional disregard of such law, rule, regulation, order or statement of policy and results in any substantial damage, monetary or otherwise, to CCB or Parent or any of their affiliates or subsidiaries or to their reputation;
                         (iii)       The commission in the course
of   Officer's   employment  with  CCB  of  an  act   of   fraud,
embezzlement, theft or proven personal dishonesty (whether or not resulting in criminal prosecution or conviction);
                          (iv)  The conviction of Officer of  any
felony or any criminal offense involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of
the  Federal  Deposit  Insurance  Act  or  any  other  event   or
circumstance which disqualifies Officer from serving as an employee or executive officer of, or a party affiliated with, CCB or Parent; or, in the event Officer becomes unacceptable to, or is removed, suspended or prohibited from participating in the conduct of CCB's or Parent's affairs (or if proceedings for that purpose are commenced) by, any Regulatory Authority; or
                           (v)    The  occurrence  of  any  event
believed by CCB, in good faith, to have resulted in Officer being excluded from coverage, or having coverage limited as to Officer as compared to other covered officers or employees, under CCB's then current "blanket bond" or other fidelity bond or insurance policy covering its directors, officers or employees.
                (b)   "Disability" means the absence  of  Officer
from his employment duties on a full-time basis for one hundred eighty (180) consecutive business days as a result of incapacity due to physical or mental illness or injury (subject to CCB's obligations and Officer's rights under (i) Title I of the Americans with Disabilities Act, 504 of the Rehabilitation Act, and the Family and Medical Leave Act, and to (ii) the vacation leave, disability leave, sick leave and any other leave policies
of  CCB).            (c)  "Retirement" means Officer's retirement
(whether early, normal or delayed retirement) under the terms  of
any   retirement  benefit  plan  generally  applicable  to  CCB's salaried employees.
          5. Regulatory Requirements. Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that CCB (or any of its successors in interest) shall not be required to make any payment or take any action under this Agreement if:
                (a)   CCB is declared by any Regulatory Authority
to  be insolvent, in default or operating in an unsafe or unsound manner, or if
               (b)  in the opinion of counsel to CCB such payment
or action (i) would be prohibited by or would violate any provision of state or federal law applicable to CCB, including without limitation the Federal Deposit Insurance Act as now in effect or hereafter amended, (ii) would be prohibited by or would violate any applicable rules, regulations, orders or formal
statements   of  policy,  whether  now  existing   or   hereafter
promulgated, of any Regulatory Authority, or (iii) otherwise is prohibited by any Regulatory Authority.
            6.     Termination   of  Agreement.   Notwithstanding
anything   contained  herein  to  the  contrary,  this  Agreement
automatically shall terminate and become null and void upon any termination of Officer's employment with CCB other than a
termination   of  employment  which  results  in  CCB's   payment
obligation  provided for under Paragraph 2(a)  above.   Following
any such termination of this Agreement, it shall be of no further force or effect and Officer shall have no further rights hereunder.
           7. Successors and Assigns. This Agreement shall inure to the benefit of and be binding on Officer and his heirs, successors and assigns, and on CCB and any corporate or other successor to CCB which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase, or otherwise, all or substantially all of the assets of CCB. CCB shall cause its obligations under this Agreement to be expressly assumed by any Person or entity that becomes a Successor to CCB. However, CCB's failure to obtain any such express assumption shall have no effect on the obligations of any such Successor to the extent that such Successor is deemed to have assumed and become liable
for   CCB's   obligations  hereunder   by   operation   of   law.
Notwithstanding anything contained herein to the contrary, in no event may Officer transfer or assign his rights under this Agreement to any other person without the prior written consent of CCB.
          8. Modification; Waiver; Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Officer and CCB, except as herein otherwise provided. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.
           9. Applicable Law. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of North Carolina, except
to  the  extent that federal law shall be deemed to  apply.   The
parties hereto agree that any action relating to this Agreement shall be instituted and prosecuted in the Courts of Durham County, North Carolina, and each party hereto hereby does waive any and all defenses relating to venue and jurisdiction over the person.
           10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
          IN TESTIMONY WHEREOF, CCB has caused this instrument to be executed under seal and in such form as to be binding, all by authority of its Board of Directors first duly given; and the individual party hereto has set said party's hand hereto and has
adopted  as  said  party's  seal  the  typewritten  word   "SEAL"
appearing beside said party's name, this the day and year first above written.

                              CENTRAL CAROLINA BANK AND
                              TRUST COMPANY



                              By:  /s/ W. L. Burns, Jr.
                                   W. L. Burns, Jr., Chairman


ATTEST:

/s/ Christie L. Powell
Asst. Secretary



[CORPORATE SEAL]


                              /s/ Richard L. Furr (SEAL)
                              Richard L. Furr




RLMAIN/5761